SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported)  March 20, 1997


                   FLORIDA INCOME FUND, L.P.
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     IOWA                    2-88845-A              59-2337910
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report

                       TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES





















Page 2

                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF VILLAS PLAZA

On March 20, 1997, the partnership sold Villas Plaza Shopping
Center located in Fort Myers, Florida to an unrelated third party for a price of $1,900,000.

The amount of net proceeds due Seller were reduced by the following items and amounts:

     $  114,000         Real estate commission paid to unrelated
                        third party broker
     $   29,792         Closing costs
     $   59,204         Net credits to Buyer
     $1,076,926         Payoff of first mortgage loan
     $  620,078         Net Sales Proceeds to Partnership

In addition to the above mortgage payoff, the Partnership elected to further pay down partnership debt by $70,000.

As a result of the sale, a special distribution was made to limited partners on March 24, 1997. The amount of the distribution totaled $629,979.35 or $125.87 per investment unit.

Pursuant to information required by Article II of Regulation S-X, if the sale had occurred on December 31, 1996, the effect on the partnership's unaudited balance sheet of the same date would have been a decrease in net asset value of $1,721,490, a decrease in debt of $1,065,000, a decrease in other liabilities of $66,027 and a lower net worth of approximately $24,486. This net worth would then be reduced at the time of the above mentioned distribution to limited partners in the amount of $629,979.

If this sale had occurred on January 1, 1996, the effect on the unaudited income statement for the twelve months ended December 31, 1996 would have been a decrease in revenue by $343,273, a decrease in operating expenses by $114,693, a decrease in other non-operating expenses by $143,820 and a decrease in depreciation and amortization expense by $85,750. All of the foregoing adjustments would have resulted in an increase in net income of $990.

Included in this report is a historical summary of the property's gross revenues and certain direct operating expenses for the twelve months ending 12/31/95, 12/31/94 and 12/31/93. Also included is a summary of the seller's closing statement.

Page 3

                         VILLAS PLAZA
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                           12/31/96     12/31/95      12/31/94
GROSS REVENUES

Total Revenue              343,273      384,206       390,874

CERTAIN DIRECT
OPERATING EXPENSES

Maintenance                 23,829       24,631        19,488
Utilities                   24,958       32,565        36,133
Administrative              30,014       34,675        35,839
Real Estate Taxes           35,892       38,002        37,250
Landlord Costs              26,496       18,088        19,316
                           _______      _______       _______
TOTAL CERTAIN DIRECT       141,189      147,961       148,026
OPERATING EXPENSES

EXCESS OF GROSS            202,084      236,245       242,848
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES








Page 4

                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND, L.P.
(REGISTRANT)



APRIL 1, 1997



/S/ LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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